Exhibit 10.1

June 2, 2023

Cardio Diagnostic Holdings, Inc.

400 North Aberdeen Street, Suite 900

Chicago, IL 60642

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated March 8, 2023 (the “SPA”), by and between YA II PN, Ltd. (“Yorkville”) and Cardio Diagnostics Holdings, Inc. (the “Company”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the SPA.

Pursuant to the SPA, the Second Closing shall take place on the date determined in accordance with Section 1(b)(ii) of the SPA, or such other date as is mutually agreed to by Yorkville and the Company. By execution of this letter (this “Letter Agreement”), Yorkville and the Company hereby agree that the date of the Second Closing shall be September 15, 2023 (or such other date that is mutually agreed by the Company and Yorkville), provided that as of such date the conditions to the Second Closing set forth in Sections 6 and 7 of the SPA are satisfied or waived, and such conditions shall be deemed to have been satisfied on the Company having executed and delivered to Yorkville the Closing Statement, the Convertible Debenture, and a compliance certificate, in each case in the form attached as an Exhibit hereto.

Except as set forth herein, nothing in this Letter Agreement is intended to amend or modify any of the rights and obligations of the parties.

This Letter Agreement may be executed in separate counterparts (including, without limitation, electronically transmitted counterparts), each of which shall be an original and all of which when taken together shall constitute one and the same agreement. Please execute this Letter Agreement where indicated below to confirm your acknowledgment of, and agreement to, the foregoing.

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In Witness Whereof, the parties hereto have executed this Letter Agreement as of the date first written above.

YORKVILLE:

YA II PN, LTD.

By: Yorkville Advisors Global, LP

Its: Investment Manager

By:       Yorkville Advisors Global II, LLC

Its:       General Partner

By: /s/ Matt Beckman

Name: Matt Beckman

Title: Member

COMPANY:

CARDIO DIAGNOSTIC HOLDINGS, INC.

By: /s/ Meeshanthini V. Dogan

Name: Meeshanthini V. Dogan

Title: CEO